Exhibit 99.1
NEWS RELEASE

	Contacts:	Claire A. Hart, Senior Vice President
Alon USA Energy, Inc.
972-367-3649
FOR IMMEDIATE RELEASE
Investors: Jack Lascar/Sheila Stuewe
DRG&E / 713-529-6600
Media: Blake Lewis
Lewis Public Relations
214-269-2093
Ruth Sheetrit
SMG Public Relations
011-972-547-555551
Alon USA Reports First Quarter Earnings; Declares Quarterly Cash Dividend
Company schedules conference call for May 10, 2007 at 10:00 A.M. Eastern
     DALLAS, TEXAS, May 9, 2007 — Alon USA Energy, Inc. (NYSE: ALJ) (“Alon”) today announced results for the quarter ended March 31, 2007. Excluding special items, Alon recorded record net income of $35.0 million, or $0.75 per share, for the first quarter of 2007, compared to $24.1 million, or $0.52 per share, for the same period last year. Including special items, net income for the first quarter of 2007 was $35.6 million, or $0.76 per share, compared to $54.2 million, or $1.16 per share, for the same period last year.
     Special items for the first quarter of 2007 included $0.6 million of after-tax gain recognized on disposition of assets in connection with the contribution of certain pipeline and terminal assets to Holly Energy Partners, LP in the first quarter of 2005. Special items for the first quarter of 2006 included $34.3 million of after-tax gain recognized on disposition of assets primarily relating to the sale of Alon’s Amdel and White Oil crude oil pipelines in March 2006 and $4.2 million of after-tax interest expense resulting from the prepayment of Alon’s $100.0 million term loan facility in January 2006.
     The increase in net income (excluding special items) for the first quarter of 2007 over the first quarter of 2006 is evidenced by the increase in Adjusted EBITDA. Adjusted EBITDA for the first quarter of 2007 was $84.3 million compared to $48.7 million in the first quarter of 2006, an increase of $35.6 million. The California refineries and the asphalt assets acquired in the third quarter of 2006 contributed $22.4 million and $6.2 million of the Adjusted EBITDA increase, respectively. The Big Spring refinery contributed $7.0 million to the increase in Adjusted EBITDA. A reconciliation of net income to Adjusted EBITDA is provided in footnote 6 of this release.
     The combined refineries throughput for the first quarter of 2007 averaged 124,615 barrels per day (“bpd”), consisting of an average of 65,451 bpd at the Big Spring refinery and an average of 59,164 bpd at the California refineries compared to an average of 70,529 bpd at the Big Spring refinery in the first quarter of 2006. The lower refinery throughput at the Big Spring refinery was due to a scheduled turnaround that was successfully completed in January 2007. Throughput at the California refineries reflects the effects of a regulatory required turnaround in one of the four crude units in March 2007, which was successfully completed during the second week of April 2007.
     Gulf Coast 3-2-1 crack spreads increased to an average of $12.75 per barrel for the first quarter of 2007 compared to an average of $9.70 per barrel for the first quarter of 2006. West Coast 3-2-1 crack spreads increased to an average of $32.49 per barrel for the first quarter of 2007 compared to an average of $19.35 per barrel for the first quarter of 2006. The WTI/WTS crude oil differentials for the first quarter of 2007 decreased to an average of $3.98 per barrel compared to an average of $6.57 per barrel for the first quarter of 2006.
     Jeff Morris, Alon’s President and CEO, commented “We are pleased with the increased earnings achieved in the first quarter resulting primarily from our California refineries and related asphalt assets acquired last year. Our integration of the California refineries and asphalt business is progressing according to plan and we look forward to increasing profit contributions from these operations.”
     Alon also announced today that its Board of Directors has approved the regular quarterly cash dividend of $0.04 per share. The dividend is payable on June 14, 2007 to shareholders of record as of June 1, 2007.
     The Company has scheduled a conference call for Thursday, May 10, 2007, at 10:00 a.m. Eastern, to discuss the first quarter 2007 results. To access the call, please dial (800) 218-0204, or (303) 262-2142, for international callers, and ask for the Alon USA Energy call at least 10 minutes prior to the start time. Investors may also listen to the conference live on the Alon corporate website, http://www.alonusa.com, by logging on that site and clicking “Investors.” A telephonic replay of the conference call will be available through May 24, 2007 and may be accessed by calling (800) 405-2236, or (303) 590-3000, for international callers, and using the passcode 11087729. A web cast archive will also be available at http://www.alonusa.com shortly after the call and will be accessible for approximately 90 days. For more information, please contact Donna Washburn at DRG&E at (713) 529-6600 or email dmw@drg-e.com.
     Alon USA Energy, Inc., headquartered in Dallas, Texas, is an independent refiner and marketer of petroleum products, operating primarily in the South Central, Southwestern and Western regions of the United States. The Company owns and operates four sour and heavy crude oil refineries in Texas, California and Oregon, with an aggregate crude oil throughput capacity of approximately 170,000 barrels per day. Alon markets gasoline and diesel products under the FINA brand name and is a leading producer of asphalt. Alon also operates more than 200 convenience stores in West Texas and New Mexico under the 7-Eleven and FINA brand names and supplies motor fuels to these stores from its Big Spring refinery.
     Any statements in this press release that are not statements of historical fact are forward-looking statements. Forward-looking statements reflect our current expectations regarding future events, results or outcomes. These expectations may or may not be realized. Some of these expectations may be based upon assumptions or judgments that prove to be incorrect. In addition, our business and operations involve numerous risks and uncertainties, many of which are beyond our control, which could result in our expectations not being realized or otherwise materially affect our financial condition, results of operations and cash flows. Additional information regarding these and other risks is contained in our filings with the Securities and Exchange Commission.
-Tables to follow-

ALON USA ENERGY, INC. AND SUBSIDIARIES CONSOLIDATED
EARNINGS RELEASE

RESULTS OF OPERATIONS–FINANCIAL DATA
(ALL INFORMATION IN THIS PRESS RELEASE, EXCEPT FOR BALANCE SHEET DATA	For the Three Months Ended
AS OF DECEMBER 31, 2006 IS UNAUDITED)	March 31,
	2007	2006
CONSOLIDATED	(dollars in thousands,
	except per share data)
STATEMENT OF OPERATIONS DATA:
Net sales	$965,532	$584,701
Operating costs and expenses:
Cost of sales	811,261	497,827
Direct operating expenses	49,283	23,271
Selling, general and administrative expenses (1)	22,165	17,453
Depreciation and amortization (2)	14,442	5,523

Total operating costs and expenses	897,151	544,074

Gain on disposition of assets (3)	955	55,386

Operating income	69,336	96,013
Interest expense (4)	(11,418)	(9,047)
Equity earnings of investees	604	577
Other income, net	890	1,927

Income before income tax expense and minority interest in income of subsidiaries	59,412	89,470
Income tax expense	21,971	32,526

Income before minority interest in income of subsidiaries	37,441	56,944
Minority interest in income of subsidiaries	1,876	2,780

Net income	$35,565	$54,164

Earnings per share	$0.76	$1.16

Weighted average shares outstanding (in thousands)	46,757	46,731

Cash dividends per share	$0.04	$0.41

CASH FLOW DATA:
Net cash provided by (used in):
Operating activities	$38,868	$(9,723)
Investing activities	(8,876)	129,387
Financing activities	(5,662)	(119,660)
OTHER DATA:
Adjusted net income (5)	$34,977	$24,117
Earnings per share, excluding after-tax gain on disposition of assets and interest expense related to the prepayment of debt, net of tax (5)	$0.75	$0.52
Adjusted EBITDA (6)	84,317	48,654
Capital expenditures (7)	4,592	4,638
Capital expenditures for turnaround and chemical catalysts	4,674	1,303

BALANCE SHEET DATA (end of period):	March 31, 2007	December 31, 2006
Cash and cash equivalents	$88,496	$64,166
Working capital	263,374	228,779
Total assets	1,490,379	1,408,785
Total debt	496,970	498,669
Total stockholders’ equity	324,085	290,330

	For the Three Months Ended
	March 31,
	2007	2006
REFINING AND MARKETING SEGMENT (A)	(dollars in thousands, except per
	barrel data and pricing statistics)
STATEMENT OF OPERATIONS DATA:
Net sales (8)	$893,969	$539,987
Operating costs and expenses:
Cost of sales	774,391	462,572
Direct operating expenses	38,447	21,599
Selling, general and administrative expenses	6,199	3,554
Depreciation and amortization	12,719	3,786

Total operating costs and expenses	$831,756	$491,511

Gain on disposition of assets (3)	1,024	55,386

Operating income	$63,237	$103,862

KEY OPERATING STATISTICS:
Total sales volume (bpd)	133,337	85,370
Non-integrated marketing sales volume (bpd) (9)	13,878	19,347
Non-integrated marketing margin (per barrel sales volume) (9)	$(0.07)	$(0.56)
Per barrel of throughput:
Refinery operating margin — Big Spring (10)	$14.36	$12.35
Refinery operating margin — CA Refineries (10)	6.59	N/A
Refinery direct operating expenses — Big Spring (11)	3.89	3.40
Refinery direct operating expenses — CA Refineries (11)	2.91	N/A
Capital expenditures	3,855	4,325
Capital expenditures for turnaround and chemical catalysts	4,674	1,303
PRICING STATISTICS:
WTI crude oil (per barrel)	$57.95	$63.34
WTS crude oil (per barrel)	53.97	56.77
MAYA crude oil (per barrel)	45.42	47.73
Crack spreads (3/2/1) (per barrel):
Gulf Coast (12)	$12.75	$9.70
Group III (12)	15.00	9.66
West Coast (12)	32.49	19.35
Crude oil differentials (per barrel):
WTI less WTS (13)	$3.98	$6.57
WTI less MAYA (13)	12.53	15.61
Product price (dollars per gallon):
Gulf Coast unleaded gasoline	$1.627	$1.702
Gulf Coast low-sulfur diesel	1.796	1.813
Group III unleaded gasoline	1.672	1.707
Group III low-sulfur diesel	1.866	1.801
West Coast LA CARBOB (unleaded gasoline)	2.260	1.998
West Coast LA ultra low-sulfur diesel	1.939	1.912
Natural gas (per MMBTU)	$7.18	$7.84

(A)	Alon acquired the California refineries in the third quarter of 2006; therefore, comparable data related to these refineries for the first quarter of 2006 is not included. Following the acquisitions of the California refineries and the asphalt terminal assets, Alon added a third reporting segment, the Asphalt segment, beginning in the third quarter ended September 30, 2006. As a result, asphalt is no longer included in the Refining and Marketing segment. All comparable periods for the Refining and Marketing segment exclude asphalt, as this information is now reflected in the Asphalt segment.

THROUGHPUT AND YIELD DATA: BIG SPRING	For the Three Months Ended
	March 31,
	2007		2006
	Bpd	%	Bpd	%
Refinery crude throughput:
Sour crude	58,617	89.6	62,720	88.9
Sweet crude	2,373	3.6	3,191	4.5
Blendstocks	4,461	6.8	4,618	6.6

Total refinery throughput (14)	65,451	100.0	70,529	100.0

Refinery production:
Gasoline	30,517	47.2	32,846	47.2
Diesel/jet	18,856	29.1	23,701	34.1
Asphalt	6,956	10.7	6,444	9.3
Petrochemicals	4,768	7.4	4,266	6.0
Other	3,653	5.6	2,346	3.4

Total refinery production (15)	64,750	100.0	69,603	100.0

Refinery Utilization (16)		90.8%		94.2%

THROUGHPUT AND YIELD DATA: CALIFORNIA	For the Three Months Ended
REFINERIES	March 31,
	2007
	Bpd	%
Refinery crude throughput:
Sour crude	21,463	36.3
Heavy crude	37,405	63.2
Blendstocks	296	0.5

Total refinery throughput (14)	59,164	100.0

Refinery production:
Gasoline	6,873	11.9
Diesel/jet	14,086	24.4
Asphalt	18,753	32.5
Light unfinished	2,503	4.3
Heavy unfinished	14,566	25.2
Other	997	1.7

Total refinery production (15)	57,778	100.0

Refinery Utilization (16)		83.9%

	For the Three Months Ended
	March 31,
ASPHALT SEGMENT	2007	2006
	(dollars in thousands,
	except for per ton data)
STATEMENT OF OPERATIONS DATA:
Net sales	$113,946	$22,292
Operating costs and expenses:
Cost of sales (17)	95,795	26,481
Direct operating expenses	10,836	1,672
Selling, general and administrative expenses	557	1,322
Depreciation and amortization	497	59

Total operating costs and expenses	107,685	29,534

Operating income (loss)	$6,261	$(7,242)

KEY OPERATING STATISTICS:
Total sales volume (tons in thousands)	358	80
Sales price per ton	$318.28	$278.65
Asphalt margin per ton (18)	$50.70	$(52.36)
Capital expenditures	$136	$71

	For the Three Months Ended
	March 31,
RETAIL SEGMENT	2007	2006
	(dollars in thousands,
	except for per gallon data)
STATEMENT OF OPERATIONS DATA:
Net sales	$85,839	$72,615
Operating costs and expenses:
Cost of sales (17)	69,297	58,967
Selling, general and administrative expenses	15,322	12,450
Depreciation and amortization	992	1,154

Total operating costs and expenses	85,611	72,571

Loss on disposition of assets	(69)	—

Operating income	$159	$44

KEY OPERATING STATISTICS:
Number of stores (end of period)	206	167
Fuel sales (thousands of gallons)	18,867	17,133
Fuel sales (thousands of gallons per site per month)	31	34
Fuel margin (cents per gallon) (19)	19.7	17.2
Fuel sales price (dollars per gallon) (20)	$2.32	$2.33
Merchandise sales	$42,040	$32,414
Merchandise sales (per site per month)	$67	$65
Merchandise margin (21)	30.5%	33.2%
Capital expenditures	$479	$223

(1)	Includes corporate headquarters selling, general and administrative expenses of $87 and $127 for the three months ended March 31, 2007 and 2006, respectively, which are not allocated to our three operating segments.

(2)	Includes corporate depreciation and amortization of $234 and $524 for the three months ended March 31, 2007 and 2006, respectively, which are not allocated to our three operating segments.

(3)	Gain on disposition of assets reported in the three months ended March 31, 2007, includes the recognition of $955 deferred gain recorded primarily in connection with the Holly Energy Partners, LP (“HEP”) transaction. Gain on disposition of assets reported in the three months ended March 31, 2006, reflects the $52,500 initial pre-tax gain recorded in connection with the Amdel and White Oil crude oil pipelines transaction and $2,886 deferred gain recorded in connection with the HEP transaction.

(4)	Includes $3,000 prepayment premium and $3,894 of unamortized debt issuance costs written off as a result of the prepayment of the $100,000 term loan in January 2006.

(5)	The following table provides a reconciliation of net income under United States generally accepted accounting principles (“GAAP”) to adjusted net income utilized in determining earnings per common share, excluding the after-tax gain on disposition of assets and the after-tax interest expense related to the prepayment of debt. Our management believes that the presentation of adjusted net income and earnings per common share, excluding these after-tax items, is useful to investors because it provides a more meaningful measurement of operating performance for evaluation of our Company’s results and for comparison to other companies in our industry.

	For the Three Months Ended
	March 31,
	2007	2006
	(dollars in thousands,
	except per share data)
Net income	$35,565	$54,164
Plus: Interest expense related to the prepayment of debt, net of tax	—	4,240
Less: Gain on disposition of assets, net of tax	(588)	(34,287)

Adjusted net income	$34,977	$24,117

Weighted average shares outstanding (in thousands)	46,757	46,731

Earnings per share, excluding after-tax gain on disposition of assets and interest expense related to prepayment of debt, net of tax	$0.75	$0.52

(6)	EBITDA represents earnings before minority interest in income of subsidiaries, income tax expense, interest expense, depreciation and amortization. Adjusted EBITDA represents EBITDA, exclusive of gain on disposition of assets. EBITDA and Adjusted EBITDA are not recognized measurements under GAAP; however, the amounts included in EBITDA and Adjusted EBITDA are derived from amounts included in our consolidated financial statements. Alon’s management believes that the presentation of Adjusted EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. In addition, Alon’s management believes that Adjusted EBITDA is useful in evaluating our operating performance compared to that of other companies in our industry because the calculation of Adjusted EBITDA generally eliminates the effects of minority interest in income of subsidiaries, income tax expense, interest expense, gain on disposition of assets and the accounting effects of capital expenditures and acquisitions, items which may vary for different companies for reasons unrelated to overall operating performance. EBITDA is the basis for calculating selected financial ratios as required per our credit facilities.

Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;
•	Adjusted EBITDA does not reflect the interest expense or the cash requirements necessary to service interest or principal payments on our debt;
•	Adjusted EBITDA does not reflect the prior claim that minority stockholders have on the income generated by non-wholly-owned subsidiaries;
•	Adjusted EBITDA does not reflect changes in or cash requirements for our working capital needs; and
•	Our calculation of Adjusted EBITDA may differ from the EBITDA calculations of other companies in our industry, limiting its usefulness as a comparative measure.

     Because of these limitations, EBITDA and Adjusted EBITDA should not be considered a measure of discretionary cash available to us to invest in the growth of our business. Alon compensates for these limitations by relying primarily on our GAAP results and using EBITDA and Adjusted EBITDA only supplementally.
     The following table reconciles net income to Adjusted EBITDA for the three months ended March 31, 2007 and 2006, respectively:

	For the Three Months Ended
	March 31,
	2007	2006
	(dollars in thousands)
Net income	$35,565	$54,164
Minority interest in income of subsidiaries	1,876	2,780
Income tax expense	21,971	32,526
Interest expense	11,418	9,047
Depreciation and amortization	14,442	5,523

EBITDA	85,272	104,040
Gain on disposition of assets	(955)	(55,386)

Adjusted EBITDA	$84,317	$48,654

(7)	Includes corporate capital expenditures of $122 and $19 for the three months ended March 31, 2007 and 2006, respectively, which are not allocated to Alon’s other operating segments.

(8)	Net sales include intersegment sales to our asphalt and retail segments at prices which approximate wholesale market price. These intersegment sales are eliminated through consolidation of our financial statements.

(9)	The non-integrated marketing sales volume represents refined products sales to our wholesale marketing customers located in our non-integrated region. The refined products we sell in this region are obtained from third-party suppliers. The non-integrated marketing margin represents the margin between the net sales and cost of sales attributable to our non-integrated refined products sales volume, expressed on a per barrel basis.

(10)	Refinery operating margin is a per barrel measurement calculated by dividing the margin between net sales and cost of sales attributable to each refinery by the refinery’s throughput volumes. Industry-wide refining results are driven and measured by the margins between refined product prices and the prices for crude oil, which are referred to as crack spreads. Alon compares its refinery operating margins to these crack spreads to assess our operating performance relative to other participants in our industry.

(11)	Refinery direct operating expense is a per barrel measurement calculated by dividing direct operating expenses at our Big Spring and California refineries, exclusive of depreciation and amortization, by the applicable refinery’s total throughput volumes.

(12)	A 3/2/1 crack spread in a given region is calculated assuming that three barrels of crude oil are converted, or cracked, into two barrels of gasoline and one barrel of diesel. Alon calculates the Gulf Coast 3/2/1 crack spread using the market values of Gulf Coast conventional gasoline and low-sulfur diesel and the market value of WTI crude oil. Alon calculates the Group 3/2/1 crack spread using the market values of Group III conventional gasoline and low-sulfur diesel and the market value of WTI crude oil. Alon calculates the West Coast 3/2/1 crack spread using the market values of West Coast LA CARBOB pipeline gasoline and LA #2 CARB pipeline diesel and the market value of WTI crude oil.

(13)	The WTI/WTS, or sweet/sour, spread represents the differential between the average value per barrel of WTI crude oil and the average value per barrel of WTS crude oil. The WTI/Maya, or light/heavy, spread represents the differential between the average value per barrel of WTI crude oil and the average value per barrel of Maya crude oil.

(14)	Total refinery throughput represents the total barrels per day of crude oil and blendstock inputs in the refinery production process.

(15)	Total refinery production represents the barrels per day of various finished products produced from processing crude and other refinery feedstocks through the crude units and other conversion units at the refinery.

(16)	Refinery utilization represents average daily crude oil throughput divided by crude oil capacity, excluding planned periods of downtime for maintenance and turnarounds.

(17)	Cost of sales includes intersegment purchases of asphalt blends and motor fuels from our refining and marketing segment at prices which approximate wholesale market prices. These intersegment purchases are eliminated through consolidation of our financial statements.

(18)	Asphalt margin is a per ton measurement calculated by dividing the margin between net sales and cost of sales by the total sales volume. Asphalt margins are used in the asphalt industry to measure operating results related to asphalt sales.

(19)	Fuel margin represents the difference between motor fuel sales revenue and the net cost of purchased motor fuel, including transportation costs and associated motor fuel taxes, expressed on a cents per gallon basis. Motor fuel margins are frequently used in the retail industry to measure operating results related to motor fuel sales.

(20)	Fuel sales price per gallon represents the average sales price for motor fuels sold through our retail segment.

(21)	Merchandise margin represents the difference between merchandise sales revenues and the delivered cost of merchandise purchases, net of rebates and commissions, expressed as a percentage of merchandise sales revenues. Merchandise margins, also referred to as in-store margins, are commonly used in the retail industry to measure in-store, or non-fuel, operating results.
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